UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 3, 2017

AYTU BIOSCIENCE, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-53121	47-0883144
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

373 Inverness Parkway, Suite 206, Englewood, Colorado	80112
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (720) 437-6580

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Explanatory Note

On May 9, 2017, we filed a Current Report on Form 8-K (the “Original Form 8-K”) disclosing that we had consummated our acquisition of Nuelle, Inc. as our wholly owned subsidiary pursuant to the merger agreement dated May 3, 2017. This amendment to the Original Form 8-K is being filed for the purpose of satisfying our undertaking to file the financial statements and pro forma financial statements required by Item 9.01 of Form 8-K, and this amendment should be read in conjunction with the Original Form 8-K.

Item 9.01.	Financial Statements and Exhibits

(a)	Financial Statements of Business Acquired.

The audited financial statements of Nuelle, Inc. as of June 30, 2016 and the related statements of operations, changes in stockholders’ deficit and cash flows for the year ended June 30, 2016, and the related independent auditors’ report of EKS&H LLLP together with the unaudited financial statements as of March 31, 2017 and the related statements of operations, changes in stockholders’ deficit and cash flows for the nine month period ended March 31, 2017 are filed as Exhibit 99.1 to this report and incorporated herein by reference.

(b)	Pro Forma Financial Information.

The unaudited pro forma combined statement of operations of Aytu BioScience, Inc. for the year ended June 30, 2016 and the nine months ended March 31, 2017, unaudited pro forma combined balance sheet as of March 31, 2017, and the notes related thereto, are filed as Exhibit 99.2 to this report and incorporated herein by reference.

(d)	Exhibits.

Exhibit No.	Description of Exhibit
23.1	Consent of EKS&H LLLP.

99.1	Audited financial statements of Nuelle, Inc.

99.2	Unaudited pro forma combined financial statements of Aytu BioScience, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 20, 2017	AYTU BIOSCIENCE, INC.

/s/ Gregory A. Gould
	Name:	Gregory A. Gould
	Title:	Chief Financial Officer